SECOND AMENDMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") effective as of December 31, 1998 (the "Effective Date") and executed as of February 26, 1999 (the "Execution Date") to the Credit Agreement referenced below is by and among HIGHWOODS PROPERTIES, INC., a Maryland corporation ("Highwoods Properties"), HIGHWOODS FINANCE, LLC, a Delaware limited liability company ("Highwoods Finance"), HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership ("Highwoods Realty"), and HIGHWOODS SERVICES, INC., a North Carolina corporation ("Highwoods Services") (Highwoods Properties, Highwoods Finance, Highwoods Realty and Highwoods Services are hereinafter referred to individually as a "Borrower" and collectively as the "Borrowers"), the Subsidiaries of the Borrowers identified on the signature pages hereto (such
Subsidiaries are hereinafter referred to individually as a "Guarantor" and collectively as the "Guarantors"), the lenders identified on the signature pages hereto (the "Lenders") and NATIONSBANK, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").


                               W I T N E S S E T H


         WHEREAS, a $600 million credit facility has been established in favor of the Borrowers pursuant to the terms of that Credit Agreement dated as of July 3, 1998 (as amended and modified, the "Credit Agreement") among the Borrower, the Guarantors, the Lenders, NationsBank, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), First Union National Bank, as Syndication Agent for the Lenders (in such capacity, the "Syndication Agent"), Wells Fargo Bank, National Association, as Documentation Agent for the Lenders (in such capacity, the "Documentation Agent"), and the institutions identified therein as Managing Agents.

         WHEREAS, the Borrower has requested certain modifications to the Credit Agreement;

         WHEREAS,  such  modifications  require  the  consent  of  the  Required
Lenders;

         WHEREAS,   the  Required   Lenders  hereby  consent  to  the  requested
modifications on the terms and conditions set forth herein;

         NOW,  THEREFORE,  IN  CONSIDERATION  of the premises and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties agree as follows:

         1.       The Credit Agreement is amended in the following respects:

         1.1 The following definitions in Section 1.1 of the Credit Agreement are amended and modified, or added, to read as follows:

                  "Applicable Percentage" means, for any day, the rate per annum set forth below opposite the applicable Unsecured Long Term Debt Rating then in effect, it being understood that the Applicable Percentage for
         (i) Eurodollar Loans shall be the percentage set forth under column "Applicable Percentage for Eurodollar Loans", (ii) Base Rate Loans shall be the percentage set forth under the column "Applicable Percentage for Base Rate Loans" and (iii) Letter of Credit Fee shall be the percentage set forth under the column "Applicable Percentage for Letter of Credit Fee."


----------------- ---------------- -------------- --------------- ----------------- ------------------ ------------------
                                                                                                           Applicable
                                                                     Applicable        Applicable       Percentage for
    Pricing                           Moody's       Third Debt     Percentage for    Percentage Base   Letter of Credit
     Level          S&P Rating        Rating          Rating      Eurodollar Loans     Rate Loans             Fee
----------------- ---------------- -------------- --------------- ----------------- ------------------ ------------------
I                 A- or higher     A3 or higher   A- /A3          0.95%             0.30%              0.95%
                                                  equivalent
                                                  or higher
----------------- ---------------- -------------- --------------- ----------------- ------------------ ------------------
II                BBB+             Baa1           BB+/Baa1        1.00%             0.30%              1.00%
                                                  equivalent
----------------- ---------------- -------------- --------------- ----------------- ------------------ ------------------
III               BBB              Baa2           BBB/Baa2        1.10%             0.30%              1.10%
                                                  equivalent
----------------- ---------------- -------------- --------------- ----------------- ------------------ ------------------
IV                BBB-             Baa3           BBB-/Baa3       1.20%             0.40%              1.20%
                                                  equivalent
----------------- ---------------- -------------- --------------- ----------------- ------------------ ------------------
V                 BB+ or           Ba1 or         BB+/Ba1         1.80%             0.55%              1.80%
                  lower            lower          equivalent
----------------- ---------------- -------------- --------------- ----------------- ------------------ ------------------



         The Applicable Percentage shall be adjusted effective on the next Business Day following any change in the Unsecured Long Term Debt Rating. The Borrowers shall notify the Administrative Agent in writing promptly after becoming aware of any change in the Unsecured Long Term Debt Rating of Highwoods Properties.

                  "Budgeted Project Costs" means, with respect to Properties Under Development, the budgeted cost of construction and final completion of such Properties Under Development; provided that the Budgeted Project Costs shall include projected operating deficits through completion and the projected date of occupancy of eighty-five percent (85%) of the gross leasable space; provided further that, with respect to Properties Under Development by Minority Interest Entities, the Budgeted Project Costs shall be the applicable Consolidated Party's share of the budgeted costs of construction and final completion (based on the greater of (x) the Minority Interest of such Consolidated Party or (y) such Consolidated Party's obligation to provide funds to the Minority Interest Entity, which could include, for example, completion guaranties).

                  "Build To Suit Properties" means those Properties Under Development which have been 100% leased to tenants and have projected net operating income (based on projections approved by the Administrative Agent in its discretion) during its first year after final completion in an amount which results in a 9.75% annual rate of return on all costs of construction of such Property Under Development, including, without limitation, financing costs and operating deficits.

                  "Derivative Exposure" means the maximum liability (including costs, fees and expenses), based upon a liquidation or termination as of the date of the applicable covenant compliance test, of any Person under any interest rate swap, collar, cap or other interest rate protection agreements, treasury locks, equity forward contracts, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, (iv) to guaranty the completion of any Properties Under Development, whether or not specifically including costs associated therewith or (v) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made. It is specifically understood and agreed that the Guaranty Obligations of each Guarantor include any and all Obligations that such Guarantor may have as a Borrower hereunder or under any of the other Credit Documents.

                  "Indebtedness" of any Person, without duplication, means (a) all obligations (whether direct or contingent and inclusive of all costs and fees associated with any Derivative Exposure) of such Person for borrowed money, (b) all obligations (whether direct or contingent and inclusive of all costs and fees associated with any Derivative Exposure) of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations (whether direct or contingent and inclusive of all costs and fees associated with any Derivative Exposure) of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (whether direct or contingent and inclusive of all costs and fees associated with any Derivative Exposure) of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations (whether direct or contingent and inclusive of all costs and fees associated with any Derivative Exposure) of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person, (h) the principal portion of all obligations (whether direct or contingent and inclusive of all costs and fees associated with any Derivative Exposure) of such Person under Capital Leases, (i) all obligations (whether direct or contingent and inclusive of all costs and fees associated with any Derivative Exposure) of such Person in respect of interest rate swap, collar, cap or other interest rate protection agreements, treasury locks, equity forward contracts, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements (including, but not limited to, the Hedging Agreements), (j) all obligations (whether direct or contingent and inclusive of all costs and fees associated with any Derivative Exposure) of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof, (k) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (l) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (m) all other obligations (whether direct or contingent and inclusive of all costs and fees associated with any Derivative Exposure) of such Person under any arrangement or financing structure classified as debt (for tax purposes) by any nationally recognized rating agency, (n) the principal portion of all obligations (whether direct or contingent and inclusive of all costs and fees associated with any Derivative Exposure) of such Person under Synthetic Leases and
         (o) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

                  "Interest Expense" means, for any period, the sum of (a) interest expense (including the interest component under Capital Leases and Synthetic Leases) of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP, plus (b) an amount equal to the aggregate of interest expense (including the interest component under Capital Leases and Synthetic Leases), as determined in accordance with GAAP, of each Minority Interest Entity multiplied by the respective Minority Interest of each such entity.

                  "Managing Agents" means Centura Bank, CommerzBank AG, PNC Bank, National Association and Wachovia Bank, N.A.

                  "Minority Interest" means the percentage of the Capital Stock or other equity interest owned by a Consolidated Party in a Minority Interest Entity.

                  "Minority Interest Entity" means any corporation, partnership, association, joint venture or other entity in each case which is not a Consolidated Party and in which a Consolidated Party owns, directly or indirectly, Capital Stock or any other equity interest.

                  "Net Income" means, for any period, the sum of (i) net income (excluding extraordinary gains and losses and related tax effects thereof) after taxes for such period of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP, plus (ii) an amount equal to that portion attributable to Highwoods Realty of the line item "minority interests" for such period, as shown on the consolidated income statements of the Consolidated Parties, plus (iii) without duplication, an amount equal to the aggregate of net income (excluding extraordinary gains and losses and related tax effects thereof) after taxes for such period, as determined in accordance with GAAP, of each Minority Interest Entity multiplied by the respective Minority Interest of each such entity.

                  "Notice of Borrowing" means a written notice of borrowing in substantially the form of Exhibit 2.1(b)(i), as required by Section 2.1(b)(i) or Section 2.4(b)(i) signed by a Responsible Officer.

                  "Permitted Investments" means Investments which are (i) cash and Cash Equivalents; (ii) Investments existing on the Closing Date and set forth on Schedule 1.1(a); (iii) Investments by any Credit Party in any Wholly Owned Subsidiary that is a Credit Party; (iv) Investments in any Wholly Owned Subsidiary which is to become a Credit Party pursuant to the terms of Section 7.12 so long as such Wholly Owned Subsidiary becomes a Credit Party within the 30 day period required by Section 7.12; (v) Investments by any Credit Party in any Preferred Stock
         Subsidiary or any wholly owned Subsidiary of a Preferred Stock Subsidiary; (vi) Investments by any Credit Party in any Property owned by such Credit Party and in any personal property incidental to such Property; (vii) Investments in vehicles, furniture, fixtures and other personal property including supplies and other similar inventory purchased by any Credit Party and used in such Consolidated Party's ordinary course of business; (viii) Investments permitted by Section 8.5; (ix) Investments by Highwoods Realty, Highwoods Properties or any Wholly Owned Subsidiary that is a Credit Party in any Non-Wholly Owned Subsidiary that is a Credit Party, provided that the Adjusted Investment Value of such Investments does not exceed, in the aggregate at any time outstanding, an amount equal to 15% of Adjusted Total Assets less an amount equal to the percentage of Adjusted Total Assets represented by the Adjusted Investment Value of Investments made pursuant to clause (x) below; and (x) Investments in any Person that is not a Consolidated Party provided that the Adjusted Investment Value of such Investments does not exceed 10% of Adjusted Total Assets in the aggregate at any one time outstanding.

                  "Properties Under Development" means Properties the primary purpose of which is to be leased in the ordinary course of business and on which a Credit Party has commenced construction of a building or other improvements; provided that any such Property will no longer be considered a Property Under Development when seventy-five percent (75%) of the gross leasable space contained therein are occupied by tenants under leases.

                  "Scheduled Funded Debt Payments" means, as of the end of each fiscal quarter of the Consolidated Parties, the sum of (a) all scheduled payments of principal on Funded Indebtedness for the Consolidated Parties on a consolidated basis for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date) plus (b) an amount equal to the aggregate of all scheduled payments of principal on Funded Indebtedness for each Minority Interest Entity for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date) multiplied by the respective Minority Interest of each such entity; it being understood that Scheduled Funded Debt Payments shall not include any balloon payments due on the maturity date of Funded Indebtedness.

                  "Total Assets" means the sum of (i) total assets of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP, plus (ii) an amount equal to the aggregate of total assets, as determined in accordance with GAAP, of each Minority Interest Entity multiplied by the respective Minority Interest of each such entities.

                  "Total Liabilities" means the sum of (i) total liabilities of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP, plus (ii) an amount equal to the aggregate of total liabilities, as determined in accordance with GAAP, of each Minority Interest Entity multiplied by the respective Minority Interest of each such entity plus (iii) without duplication, the Indebtedness of the Consolidated Parties on a consolidated basis plus (iv) without duplication, the aggregate of Indebtedness of each Minority Interest Entity multiplied by the respective Minority Interest of each such entity.

                  "Unencumbered Assets at Cost" means with respect to (a) all Properties of Highwoods Properties, Highwoods Realty and any Wholly Owned Subsidiary (i) that are operating and generate revenues from third parties, (ii) in which at least 75% of the available space therein is being leased and generating rent payments and (iii) that are not subject to any Liens and (b) all Properties of Highwoods Properties, Highwoods Realty and any Wholly Owned Subsidiary (i) that are in the process of being developed, (ii) in which at least 75% of the space to be available at such Property upon completion of construction has been pre-leased and (iii) that are not subject to any Liens the sum of (I) for all such Properties of the type referenced in clause (a) and (b) above owned by Highwoods Properties, Highwoods Realty and any Wholly Owned Subsidiary on the Closing Date, the undepreciated cost of such Properties plus (II) for such Properties of the type referenced in clause (a) and (b) above purchased after the Closing Date, the lesser of (x) the actual cost of such Properties and
         (y) the Adjusted NOI for such Properties for the twelve months prior to its acquisition divided by ten percent (10%) plus (III) all cash and Cash Equivalents of the Highwoods Properties, Highwoods Realty and any Wholly Owned Subsidiary.

         1.2 The first sentence of Section 2.1(b)(i) is amended to read as follows:

                  (i) Notice of Borrowing.  One or more of the  Borrowers  shall request a Revolving Loan borrowing by delivery of a Notice of Borrowing, together with the officer's certificate required by Section 5.2(e), to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans.

         1.3      Section 2.2(a)is amended to read as follows:

                  (a) Competitive Loans. So long as Highwoods Realty maintains an unsecured long term debt rating of at least BBB- from S&P and Baa3 from Moody's, subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, one or more of the Borrowers may, from time to time from January 1, 2000 until the Maturity Date, request and each Lender may, in its sole discretion, agree to make, Competitive Loans in Dollars to one or more of the Borrowers; provided, however, that (i) the aggregate principal amount of outstanding Competitive Loans shall not at any time exceed the lesser of (a) THREE HUNDRED MILLION DOLLARS ($300,000,000) and (b) fifty percent (50%) of the Revolving Committed Amount (the "Competitive Loan Maximum Amount"), and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations outstanding shall not at any time exceed the Revolving Committed Amount. Each Competitive Loan shall be not less than $10,000,000 in the aggregate and integral multiples of $1,000,000 in excess thereof (or the remaining portion of the Competitive Loan Maximum Amount, if less).

         1.4 The first sentence of Section 2.2(b) is amended to read as follows:

                  (b) Competitive Bid Requests. One or more of the Borrowers may solicit Competitive Bids by delivery of a Competitive Bid Request substantially in the form of Exhibit 2.2(b), together with the officer's certificate required by Section 5.2(e), to the Administrative Agent by 12:00 Noon (Charlotte, North Carolina time) on a Business Day four (4) Business Days prior to the date of a requested Competitive Loan borrowing.

         1.5 The first sentence of Section 2.3(b) is amended to read as follows:

                  (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by a Borrower to the Issuing Lender at least five (5) Business Days prior to the requested date of issuance and shall be accompanied by the officer's certificate required by
         Section 5.2(e).

         1.6 The first sentence of Section 2.4(b)(i) is amended to read as follows:

                  (i) Notices; Disbursement. Whenever one or more of the Borrowers desires a Swingline Loan advance hereunder it shall deliver a Notice of Borrowing, together with the officer's certificate required by Section 5.2(e), to the Swingline Lender not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance.

         1.7 The second sentence of Section 3.2 is amended to read as follows:

                  Each such extension or conversion shall be effected by the Borrowers by delivery of a Notice of Extension/Conversion, together with the officer's certificate required by Section 5.2(e), to the office of the Administrative Agent specified in specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion and the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted.

         1.8 Section 3.15(a) is amended by the addition of the following sentence immediately after the fifth sentence thereof:

                  If the Administrative Agent fails to distribute such payment to such Lenders on the day required by the foregoing sentence, the Administrative Agent shall pay to such Lenders interest on the undistributed amount from and including the day such amount was required to be distributed to but excluding the date such amount is distributed at a per annum rate equal to the Federal Funds Rate.

         1.9 Subsections (e) and (f) of Section 5.2 of the Credit Agreement are renumbered as subsections (f) and (g), and a new subsection (e) is added to
Section 5.2 of the Credit Agreement to read as follows:

                  (e) Officer's Certificates. Concurrent with the delivery of the appropriate notice required pursuant to Section 5.2(a) above, the Borrower shall have delivered a certificate of the chief financial officer of the Principal Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.11(a) and Section 7.11(b) by calculation thereof after giving effect to the making of the requested Loan (and the application of the proceeds thereof) or to the issuance of the requested Letter of Credit, as the case may be, and (ii) stating that no Default or Event of

         Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

         1.10 Clauses (iv) and (v) of Section 7.1(b) of the Credit Agreement are renumbered as clausees (v) and (vi), and a new clause (iv) is added to Section 7.1(b) of the Credit Agreement to read as follows:

                  (iv) a projection of Asset Dispositions for the next fiscal quarter for each Consolidated Party,

         1.11 Section 7.1(c) of the Credit Agreement is amended to read as follows:

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Principal Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance, as of the end of each such fiscal period, with (A) the financial covenants contained in Section 7.11, (B) the limitation on Investments contained in Section 8.5 (and, correspondingly, the limitations set forth in the definition of Permitted Investments), and
         (C) the financial covenants contained in each of the indentures or other agreements relating to any publicly issued debt securities of any Consolidated Party, in each case by detailed calculation thereof (which calculation shall be in form satisfactory to the Agent and which shall include, among other things, an explanation of the methodology used in such calculation and a breakdown of the components of such calculation), (ii) stating that the Credit Parties were in compliance with each of the covenants set forth in Sections 7 and 8 of the Credit Agreement at all times during such fiscal period, and (iii) stating that, as of the end of each such fiscal period, no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

         1.12 Subsections (d) through (j) of Section 7.1 of the Credit Agreement are renumbered as subsections (e) through (k), and a new subsection (d) is added to Section 7.1 to read as follows:

                  (d) Financial Projections. As soon as available, and in any event within 45 days days after each fiscal quarter end (i) for each fiscal quarter of the Consolidated Parties ending on or before December 31, 1999, a pro forma balance sheet and income statement of the Consolidated Parties for each of the four succeeding fiscal quarters, together with related pro forma consolidated and consolidating statements of operations and retained earnings and of cash flows for each such succeeding fiscal quarter and (ii) for each of the second and fourth fiscal quarters of the Consolidated Parties ending subsequent to December 31, 1999, (A) a pro forma balance sheet and income statement of the Consolidated Parties for each of the eight succeeding fiscal quarters, together with related pro forma consolidated and consolidating statements of operations and retained earnings and of cash flows for each such succeeding fiscal quarter and (B) a certificate of the chief financial officer of the Principal Borrower demonstrating compliance on a pro forma basis for each of the eight succeeding fiscal quarters with (x) the financial covenants contained in Section 7.11, (y) the limitation on Investments contained in Section
         8.5 (and, correspondingly, the limitations set forth in the definition of Permitted Investments), and (z) the financial covenants contained in each of the indentures or other agreements relating to any publicly issued debt securities of any Consolidated Party, in each case by detailed calculation thereof (which calculations shall be in form satisfactory to the Agent and which shall include, among other things, an explanation of the methodology used in such calculations and a breakdown of the components of such calculations).

         1.13 Section 7.11 of the Credit Agreement is amended to read as follows:

         Section 7.11      Financial Covenants.

                           (a) Total  Liabilities to Total Assets.  At all times
                  during the periods set forth below, the ratio of (i) Total Liabilities to (ii) Total Assets shall be less than or equal to the ratio set forth opposite such period:

                  Effective Date through June 30, 2000       0.55 to 1.0
                  July 1, 2000 and thereafter                0.50 to 1.0

                           (b) Unencumbered Assets at Cost to Unsecured Debt. At
                  all times during the periods set forth below, the ratio of (i) Unencumbered Assets at Cost to (ii) Unsecured Debt shall be greater than or equal to the ratio set forth opposite such period:

                   Effective Date through December 31, 1999    1.75 to 1.0
                   January 1, 2000 and thereafter              2.0 to 1.0

                           (c) Secured Debt to Total Assets.  At all times,  the
                  ratio of (i) Secured Debt to (ii) Total Assets shall be less than or equal to 0.25 to 1.0.

                           (d) Interest Coverage Ratio. At all times, the Interest Coverage Ratio shall be greater than 2.25 to 1.0.

                           (e) Fixed  Charge  Coverage  Ratio.  At all times the
                  Fixed Charge Coverage Ratio shall be greater than 1.75 to 1.0.

                           (f) Unsecured Debt Coverage Ratio. At all times,  the
                  ratio of (i) for the twelve month period ending on the date of determination, Adjusted NOI for the Properties that are not subject to any Liens to (ii) for the twelve month period ending on the date of determination, Interest Expense paid on Unsecured Debt shall be greater than 2.25 to 1.0.

                           (g) Tangible Net Worth. At all times the Tangible Net
                  Worth shall be greater than or equal to the sum of $1,779,000,000, increased on a cumulative basis as of the end of each fiscal quarter of the Consolidated Parties, commencing with the fiscal quarter ending June 30, 1998 by an amount equal to 85% of the Net Cash Proceeds of any Equity Issuance received by the Consolidated Parties subsequent to the Closing Date.

                           (h) Speculative  Land to Total Assets.  At all times,
                  the ratio of (i) the value at cost of all Speculative  Land to
                  (ii) Total Assets shall be less than or equal to .10 to 1.0.

                           (i)      Speculative Construction Ratio.

                                    (i) At all times on or before  December  31,
                           1999, the ratio of (A) the amount of potential square footage in all Speculative Construction to (B) the amount of square footage in all Properties of the Consolidated Parties that have been fully completed and are generating a positive cash flow on a stand alone basis shall be less than or equal to 0.20 to 1.0.

                                    (ii) At all  times  on or after  January  1,
                           2000, the ratio of (i) the Budgeted Project Costs of all Properties Under Development excluding Build To Suit Properties to (ii) Total Assets shall be less than or equal to 0.10 to 1.0.

                                    (iii) At all  times on or after  January  1,
                           2000, the ratio of (i) the Budgeted Project Costs of all Properties Under Development (including Build to Suit Properties) to (ii) Total Assets shall be less than or equal to 0.15 to 1.0.

                           (j) Investment in Properties other than For Lease Office and Industrial Properties. The Credit Parties will not permit any Consolidated Party to, directly or indirectly, acquire, develop or otherwise make an Investment in any properties other than for lease office and industrial properties which in the aggregate shall exceed at any one time during the periods set forth below an amount greater than the amount set forth opposite such period:

                  Closing Date through December 31, 1999     15% of Total Assets
                  January 1, 2000 and thereafter             10% of Total Assets

                           (k) Restricted Payments.  The Credit Parties will not
                  permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except the Credit Parties may make distributions, in the aggregate, in an amount not to exceed one hundred percent (100%) of Cash Available for Distribution.

         1.14 Section 8.5 of the Credit Agreement is deleted in its entirety and replaced with the following:

                  8.5      Intentionally Omitted

         1.15 Section 8.7 of the Credit Agreement is deleted in its entirety and replaced with the following:

                  8.7      Intentionally Omitted

         1.16 All references in the Credit Agreement to Section 8.5 are amended to refer to Section 7.11(j).

         1.17 Exhibit 7.1(c) to the Credit Agreement is amended and restated in its entirety as Exhibit 7.1(c) attached hereto.

         2. Eakin & Smith, LLC, a Tennessee limited liability company, a Subsidiary, executed a Joinder Agreement more than 30 days after becoming a Subsidiary in violation of Section 7.12 of the Credit Agreement. The Lenders do hereby agree that the execution of such Joinder Agreement cured such Event of Default to their satisfaction. Further, the Lenders hereby waive all Events of Default occurring on or prior to the Execution Date as a result of any Additional Credit Party's failure to execute a Joinder Agreement within the period required by Section 7.12; provided, however, that this waiver (1) is a one time waiver and shall be effective only in the specific circumstances provided for above and only for the purposes for which given and (2) does not waive any Event of Default occurring after the Execution Date as a result of any Person's failure to execute a Joinder Agreement within the period required by
Section 7.12.

         3. This Amendment shall be effective on the Effective Date (except for the amendment to the definition of "Applicable Percentage", which shall be effective on the Execution Date) upon satisfaction of the following conditions:

         (a) execution of this Amendment by the Credit Parties and the Required Lenders;

         (b) execution by the Credit Parties and the Administrative Agent of a side letter agreement, in form and substance satisfactory to the Administrative Agent, relating to the settlement of any liability, cost or expense resulting from or associated in any way with the Purchase Agreement dated August 28, 1997 among Highwoods Properties, UBS Limited and Union Bank of Switzerland, London Branch, and the Forward Stock Purchase Agreement dated August 28, 1997 between Highwoods Properties and Union Bank of Switzerland, London Branch.

         (c) receipt by the Administrative Agent of a certificate of the chief financial officer of the Principal Borrower substantially in the form of Exhibit 7.1(c) to the Credit Agreement (i) demonstrating compliance as of the Effective Date with (A) the financial covenants contained in
         Section 7.11, (B) the  limitation on  Investments  contained in Section
         8.5 (and, correspondingly, the limitations set forth in the definition of Permitted Investments), and (C) the financial covenants contained in each of the indentures or other agreements relating to any publicly issued debt securities of any Consolidated Party, in each case by detailed calculation thereof (which calculation shall be in form satisfactory to the Agent and which shall include, among other things, an explanation of the methodology used in such calculation and a breakdown of the components of such calculation) and (ii) stating that, as of the Execution Date (after giving effect to this Amendment), no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

         (d) receipt by the Administrative Agent of legal opinions of counsel to the Credit Parties relating to this Amendment; and

         (e)      receipt by the Administrative Agent of the following:

                           (i) Copies of  resolutions  of the Board of Directors
                  of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Execution Date.

                           (ii) Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

                           (iii) An incumbency  certificate of each Credit Party
                  certified by a secretary or assistant secretary to be true and correct as of the Execution Date.

                           (iv) With respect to each Credit Party which delivered its charter documents and bylaws (or their equivalent) to the Administrative Agent on the Closing Date pursuant to Section 5.1(b) of the Credit Agreement, an officer's certificate for each such Credit Party dated as of the Execution Date certifying that such charter documents and bylaws (or their equivalent) have not been amended or modified since the Closing Date and are true and correct copies of such charter documents and bylaws as in effect on the Execution Date.

                           (v) With respect to each Additional Credit Party, (A)
                  the charter documents (or their equivalent) for each such Additional Credit Party, certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Additional Credit Party to be true and correct as of the Execution Date, and (B) a copy of the bylaws (or their equivalent) of each such Additional Credit Party certified by a secretary or assistant secretary of such Additional Credit Party to be true and correct as of the Execution Date.

         (d) receipt by each Lender of an amendment fee equal to 25 basis points (0.25%) on such Lender's Revolving Commitment.

         4. The Borrower hereby represents and warrants in connection herewith that as of the date hereof (after giving effect hereto) that, as of the Execution Date, (i) the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default exists under the Credit Agreement, as amended hereby.

         5. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) shall remain in full force and effect.

         6. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the fees and expenses of Moore & Van Allen, PLLC.

         7. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         8. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.

         9. To the extent that there is a conflict or inconsistency between any provision of this Amendment, on the one hand, and any provision of any other Credit Document, on the other hand, this Amendment shall control.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:                        HIGHWOODS REALTY LIMITED PARTNERSHIP,
                                  a North Carolina limited partnership

                                  By:    Highwoods Properties, Inc.,
                                         general partner

                                  By:
                                  Name:  Ronald P. Gibson
                                  Title: President

                                  HIGHWOODS PROPERTIES, INC.,
                                  a Maryland corporation

                                  By:
                                  Name: Ronald P. Gibson
                                  Title: President

                                  HIGHWOODS SERVICES, INC.,
                                  a North Carolina corporation

                                  By:
                                  Name: Ronald P. Gibson
                                  Title: President

                                  HIGHWOODS FINANCE, LLC,
                                  a Delaware limited liability company

                                 By:  Highwoods Properties, Inc.,
                                      its sole member-manager

                                      By:
                                      Name:  Ronald P. Gibson
                                      Title: President

GUARANTORS:                      SOUTHEAST REALTY OPTIONS CORP.,
                                 a Delaware corporation

                                 By:
                                 Name: Ronald P. Gibson
                                 Title: President

                                  HIGHWOODS/FLORIDA GP CORP.,
                                  a Delaware corporation

                                  By:
                                  Name: Ronald P. Gibson
                                  Title: President

                                  HIGHWOODS/TENNESSEE PROPERTIES, INC.,
                                  a Tennessee corporation

                                  By:
                                  Name: Ronald P. Gibson
                                  Title: President

                                  ATRIUM ACQUISITION CORP.,
                                  a Maryland corporation

                                  By:
                                  Name: Ronald P. Gibson
                                  Title: President

                                  5565 STERRETT PLACE, INC.,
                                  a Maryland corporation

                                  By:
                                  Name: Ronald P. Gibson
                                  Title: President

                                  PIKESVILLE SPORTSMAN'S CLUB, INC.,
                                  a Maryland corporation

                                  By:
                                  Name:   Ronald P. Gibson
                                  Title:  President

                                  [Signatures continue]

                                  HIGHWOODS/FLORIDA HOLDINGS, L.P.,
                                  a Delaware limited partnership

                                 By:  Highwoods/Florida GP Corp.,
                                      general partner

                                 By:
                                 Name:  Ronald P. Gibson
                                 Title: President

                                 HIGHWOODS/TENNESSEE HOLDINGS, L.P.,
                                 a Tennessee limited partnership

                                 By:    Highwoods/Tennessee Properties, Inc.,
                                        general partner

                                  By:
                                  Name:      Ronald P. Gibson
                                  Title:     President

                                  PINELLAS NORTHSIDE PARTNERS, LTD.,
                                  a Florida limited partnership

                                  By:      Highwoods/Florida Holdings, L.P.,
                                           its general partner

                                  By:      Highwoods/Florida GP Corp.,
                                           its general partner

                                           By:
                                           Name:    Ronald P. Gibson
                                           Title:   President










                                            [Signatures continue]

                                 INTERSTATE BUSINESS PARK, LTD.,
                                 a Florida limited partnership

                                 By: Highwoods/Florida Holdings, L.P.,
                                     general partner

                                 By:  Highwoods/Florida GP Corp.,
                                      general partner

                                 By:
                                 Name:    Ronald P. Gibson
                                 Title:   President

                                 PINELLAS BAY VISTA PARTNERS, LTD.,
                                 a Florida limited partnership

                                 By:   Highwoods/Florida Holdings, L.P.,
                                       general partner

                                 By:   Highwoods/Florida GP Corp.,
                                       general partner

                                       By:
                                       Name:    Ronald P. Gibson
                                       Title:   President

                                PINELLAS PINEBROOK PARTNERS, LTD.,
                                a Florida limited partnership

                                By: Highwoods/Florida Holdings, L.P.,
                                     general partner

                                      By:   Highwoods/Florida GP Corp.,
                                            general partner

                                            By:
                                            Name:    Ronald P. Gibson
                                            Title:   President




                                       [Signatures continue]

                              DOWNTOWN CLEARWATER TOWER, LTD.,
                              a Florida limited partnership

                              By:    Highwoods/Florida Holdings, L.P.,
                                     general partner

                                     By:   Highwoods/Florida GP Corp.,
                                           general partner

                                           By:
                                           Name:   Ronald P. Gibson
                                           Title:  President

                              BDBP, LTD.,
                              a Florida limited partnership

                              By:  Highwoods/Florida Holdings, L.P.,
                                   general partner

                               By: Highwoods/Florida GP Corp.,
                                   general partner

                                   By:
                                   Name:    Ronald P. Gibson
                                   Title:   President

                               CROSS BAYOU, LTD.,
                               a Florida limited partnership

                               By:  Highwoods/Florida Holdings, L.P.,
                                    general partner

                               By:  Highwoods/Florida GP Corp.,
                                    general partner

                                    By:
                                    Name:    Ronald P. Gibson
                                    Title:   President




                                            [Signatures continue]

                               SISBROS, LTD.,
                               a Florida limited partnership

                               By:  Highwoods/Florida Holdings, L.P.,
                                    general partner

                                    By:  Highwoods/Florida GP Corp.,
                                         general partner

                                         By:
                                         Name:    Ronald P. Gibson
                                         Title:   President

                               SHOCKOE PLAZA INVESTORS, L.C.,
                               a Virginia limited liability company

                                By:   Highwoods Realty Limited Partnership,
                                      manager

                                      By:   Highwoods Properties, Inc.,
                                            general partner

                                            By:
                                            Name:     Ronald P. Gibson
                                            Title:    President

                               RC ONE LLC,
                               a Maryland limited liability company

                               By:   Highwoods Services, Inc.,
                                     the sole member-manager

                                     By:
                                     Name:    Ronald P. Gibson
                                     Title:   President

                                            [Signatures continue]

                              SEVEN CRONDALL ASSOCIATES LLC,
                              a Maryland limited liability company

                              By:   Highwoods Realty Limited Partnership,
                                    the sole member-manager

                                    By:  Highwoods Properties, Inc.,
                                         general partner

                                         By:
                                         Name:    Ronald P. Gibson
                                         Title:   President

                             EIGHT CRONDALL ASSOCIATES LLC,
                             a Maryland limited liability company

                             By: Highwoods Realty Limited Partnership,
                                 the sole member-manager

                                 By:   Highwoods Properties, Inc.,
                                       general partner

                                       By:
                                       Name:    Ronald P. Gibson
                                       Title:   President

                            NINE CRONDALL ASSOCIATES LLC,
                            a Maryland limited liability company

                            By:   Highwoods Realty Limited Partnership,
                                  the sole member-manager

                                  By:  Highwoods Properties, Inc.,
                                       general partner

                                       By:
                                       Name:     Ronald P. Gibson
                                       Title:    President

                                            [Signatures continue]

                            9690 DEERECO ROAD LLC
                            a Maryland limited liability company

                            By:  Highwoods Realty Limited Partnership,
                                 the sole member-manager

                                 By:  Highwoods Properties, Inc.,
                                      general partner

                                      By:
                                      Name:    Ronald P. Gibson
                                      Title:   President

                            HPI TITLE AGENCY, LLC
                            a North Carolina limited liability company

                            By:  Highwoods Realty Limited Partnership,
                                 the sole member-manager

                                 By:   Highwoods Properties, Inc.,
                                       general partner

                                       By:
                                       Name:      Ronald P. Gibson
                                       Title:     President

                            581 HIGHWOODS, L.P.,
                            a Delaware limited partnership

                            By:   Highwoods/Florida Holdings, L.P.,
                                  its general partner

                                  By:   Highwoods/Florida GP Corp.,
                                        its general partner

                                        By:
                                        Name:  Ronald P. Gibson
                                        Title: President

                                            [Signatures continue]

                             HIGHWOODS DLF, LLC,
                             a Delaware limited liability company

                             By:   Highwoods Realty Limited Partnership,
                                   manager

                                   By:   Highwoods Properties, Inc.,
                                         general partner

                                         By:
                                         Name:   Ronald P. Gibson
                                         Title:  President

                            NICHOLS PLAZA WEST, INC.,
                            a Missouri corporation

                            By:
                            Name:    Ronald P. Gibson
                            Title:   President

                            OZARK MOUNTAIN VILLAGE, INC.,
                             a Missouri corporation

                             By:
                             Name:    Ronald P. Gibson
                             Title:   President

                             PLAZA LAND COMPANY,
                             a Florida company

                             By:
                             Name:    Ronald P. Gibson
                             Title:   President

                             BOARD OF TRADE REDEVELOPMENT CORPORATION, a Missouri corporation

                             By:
                             Name:    Ronald P. Gibson
                             Title:   President

                             [Signatures continue]

                             1st GEARY CORP.,
                             a California corporation

                             By:
                             Name:    Ronald P. Gibson
                             Title:   President

                             SOMEDAY, INC.,
                             a Kansas corporation

                             By:
                             Name:    Ronald P. Gibson
                             Title:   President

                             KC CONDOR, INC.,
                             a Missouri corporation

                             By:
                             Name:    Ronald P. Gibson
                             Title:   President

                             J.C. NICHOLS REALTY COMPANY,
                             a Missouri company

                             By:
                             Name:    Ronald P. Gibson
                             Title:   President

                             ALAMEDA TOWERS DEVELOPMENT COMPANY,
                             a Missouri corporation

                             By:
                             Name:    Ronald P. Gibson
                             Title:   President

                             CHALLENGER, INC.,
                             a Kansas corporation

                             By:
                             Name:    Ronald P. Gibson
                             Title:   President

                             [Signatures continue]

                             GUARDIAN MANAGEMENT, INC.,
                             a Kansas corporation

                             By:
                             Name:    Ronald P. Gibson
                             Title:   President

                             HIGHWOODS WELLNESS CENTER, LLC,
                             a North Carolina limited liability company

                             By:      Highwoods Services, Inc.,
                                      the sole member-manager

                                      By:
                                      Name:    Ronald P. Gibson
                                      Title:   President

                            HIGHWOODS/INTERLACHEN HOLDINGS, L.P.,
                            a Delaware limited partnership

                             By:      Highwoods/Florida Holdings, L.P.,
                                      its sole general partner

                                      By:      Highwoods/Florida GP Corp.,
                                               its sole general partner

                                               By:
                                               Name:    Ronald P. Gibson
                                               Title:   President

                             [Signatures continue]

                             HIGHWOODS/TENNESSEE PROPERTIES, INC.,
                             a Tennessee corporation

                             By:
                             Name:    Ronald P. Gibson
                             Title:   President

                             EAKIN & SMITH, LLC,
                             a Tennessee limited liability company

                             By:
                             Name:    W. Brian Reames
                             Title:   Governor

                             By:
                             Name:    Mike Harris
                             Title:   Governor

                             By:
                             Name:    Terry W. Smith
                             Title:   Governor













                              [Signatures continue]

                              MARLEY CONTINENTAL HOMES OF KANSAS,
                              a Kansas general partnership

                              By:  Highwoods Realty Limited Partnership,
                                   general partner

                                   By:    Highwoods Properties, Inc.,
                                          general partner

                                          By:
                                          Name:    Ronald P. Gibson
                                          Title:   President























                                          [Signatures continue]

LENDERS:                     NATIONSBANK, N.A.,
                             Individually in its capacity as a Lender and in its capacity as Administrative Agent

                             By:
                             Name:
                             Title:

                             FIRST UNION NATIONAL BANK

                             By:
                             Name:
                             Title:

                             WELLS FARGO BANK, NATIONAL
                             ASSOCIATION

                             By:
                             Name:
                             Title:

                             COMMERZBANK AG

                             By:
                             Name:
                             Title:

                             WACHOVIA BANK, N.A.

                             By:
                             Name:
                             Title:

                              CENTURA BANK

                              By:
                              Name:
                              Title:

                              PNC BANK, NATIONAL ASSOCIATION

                              By:
                              Name:
                              Title:

                              FLEET NATIONAL BANK

                              By:
                              Name:
                              Title:

                              AMSOUTH BANK

                              By:
                              Name:
                              Title:

                              DRESDNER BANK AG, NEW YORK BRANCH

                              By:
                              Name:
                              Title:

                              DG BANK DEUTSCHE GENOSSENSCHAFTSBANK,
                              CAYMAN ISLAND BRANCH

                              By:
                              Name:
                              Title:

                              By:
                              Name:
                              Title:

                               MELLON BANK, N.A.

                               By:
                               Name:
                               Title:

                               FIRSTRUST SAVINGS BANK

                               By:
                               Name:
                               Title:

                               CREDIT LYONNAIS, NEW YORK BRANCH

                               By:
                               Name:
                               Title:

                               BAYERISCHE HYPO-UND VEREINSBANK, AG

                               By:
                               Name:
                               Title:

                               ERSTE BANK DER OESTERREICHISCHEN SPARKASSEN AG

                               By:
                               Name:
                               Title:

                               SOUTHTRUST BANK, N.A.

                               By:
                               Name:
                               Title:

                                                                  Exhibit 7.1(c)
                                                                        to
                                                                Credit Agreement

                                     FORM OF
                        OFFICER'S COMPLIANCE CERTIFICATE

         For the fiscal quarter ended _________________, 19___/200___.

         I, ______________________, chief financial officer of Highwoods Properties, Inc., hereby certify that, with respect to that certain Credit Agreement dated as of July 3, 1998 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among Highwoods Realty Limited Partnership ("Highwoods Realty"), Highwoods Properties, Inc. ("Highwoods Properties"), Highwoods Finance LLC, a Delaware limited liability company ("Highwoods Finance") and Highwoods Services, Inc. ("Highwoods Services") (Highwoods Realty, Highwoods Properties, Highwoods Finance and Highwoods Services are hereinafter referred to individually as a "Borrower" and collectively as the "Borrowers") certain Subsidiaries of the Borrowers, the Lenders party thereto, NationsBank, N.A., as Administrative Agent, First Union National Bank, as Syndication Agent, Wells Fargo Bank, National Association, as Documentation Agent and the institutions identified therein as Managing Agents:

                  a. Attached hereto as Schedule 1 are detailed calculations (which calculations shall be in form satisfactory to the Administrative Agent and which shall include, among other things, an explanation of the methodology used in such calculation and a breakdown of the components of such calculation) demonstrating compliance, as of the end of the fiscal period referred to above, by the Consolidated Parties with (A) the financial covenants contained in Section 7.11 of the Credit Agreement, (B) the limitation on Investments contained in
         Section 8.5 (and, correspondingly, the limitations set forth in the definition of Permitted Investments), and (C) the financial covenants contained in each of the indentures or other agreements relating to any publicly issued debt securities of any Consolidated Party.

                  b. The Credit Parties were in compliance with each of the covenants set forth in Sections 7 and 8 of the Credit Agreement at all times during such fiscal period referred to above.

                  c. No Default or Event of Default has occurred under the Credit Agreement(1).

                  d. The quarterly financial statements which accompany this certificate fairly present in all material respects the financial condition of the Consolidated Parties and has been prepared in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments.

         This ______ day of ___________, ____.


                                              HIGHWOODS PROPERTIES, INC.

                                              By:
                                              Name:
                                              Title:  Chief Financial Officer


--------
(1) If a Default or Event of Default shall have occurred an explanation of such Default or Event of Default shall be provided on a separate page together with an explanation of the action taken or proposed to be taken by the Borrower with respect thereto.